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                                                                   EXHIBIT 10.33

                                          [*] = CONFIDENTIAL TREATMENT REQUESTED
                                                                        REDACTED

                                                                [EXECUTION COPY]

                          SUPPLY AND LICENSE AGREEMENT

     This SUPPLY AND LICENSE AGREEMENT ("Agreement") is made as of the 1st day of November, 1996, by and between Pixel Magic, Inc. ("Supplier"), a Massachusetts corporation and wholly-owned subsidiary of Oak Technology, Inc., having its principal offices at 300 Brickstone Drive, Andover, MA 01810, and fax number 508-470-8892, and JetFax, Inc. ("Buyer"), a Delaware corporation having its principal offices at 1376 Willow Road, Menlo Park, California 94025 USA, and fax number 415-326-6003.

     WHEREAS, Supplier is in the business of developing and marketing compression and image processing chips and technology; and

     WHEREAS, Buyer is in the business of developing and marketing fax, multi-function and other machines and related technology;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties agree as follows:

1.   DEFINITIONS

     For purposes of this Agreement, the following terms shall have the respective meanings indicated:

     1.1  Buyer's Products. [*].
          ----------------

     1.2  Licensed Technology. [*].
          -------------------

     1.3  Products.  The term "Products" shall mean the products set forth on
          --------
Schedule 1 hereto with the characteristics and functionality as set forth in the
----------
Specifications.

     1.4  Purchase Orders.  The term "Purchase Orders" shall have the meaning
          ---------------
assigned to it in Section 2.2.

     1.5  Specifications.  The term "Specifications" shall mean the engineering,
          --------------
operational and/or functional descriptions, details
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                                          [*] = CONFIDENTIAL TREATMENT REQUESTED

and requirements for the Products as set forth on Schedule 2 hereto.
                                                  ----------

     1.6  Other Definitions; Schedules.  Certain other words and phrases are
          ----------------------------
defined or described elsewhere in this Agreement and/or the Schedules hereto. Wherever used in this Agreement (a) the words "include" or "including" shall be construed as incorporating, also, "but not limited to" or "without limitation" and (b) the word "day" means a calendar day unless otherwise specified. Unless the context otherwise requires, words in the singular include the plural and vice versa. All Schedules hereto are hereby incorporated herein and made a part hereof.

2.   PURCHASES; SALES

     2.1  Purchases, Sales and Resale.  Subject to the provisions of this
          ---------------------------
Agreement, Supplier agrees to sell and deliver to Buyer and Buyer agrees to purchase the Products. Supplier agrees to use its best efforts to satisfy Buyer's requirements for the Products. Subject to Supplier's ability to meet Buyer's requirements, Buyer agrees to use its best efforts to purchase all of its requirements for the Products for use in current (as of the date of this Agreement) Buyer's Products [*] from Supplier. Subject to the terms and conditions hereof, Supplier hereby grants to Buyer the right to incorporate the Products into the Buyer's Products and to market, distribute and resell the Products with such Buyer's Products on a worldwide basis under Buyer's name and/or other names as Buyer may choose, including through Value Added Reseller ("VAR") and Original Equipment Manufacturer ("OEM") arrangements. Buyer and Buyer's VAR's and OEM's rights to purchase are non-exclusive, and Supplier shall have the right to sell Products to other OEMs, VARs, distributors, resellers and others, alone or with products, in any location worldwide. Buyer shall have no right to modify the Products or to sell the Products as stand-alone products or otherwise than as part of the Buyer's Products.

     2.2  Purchase Orders.  Buyer shall place written orders ("Purchase Orders")
          ---------------
for units of Products in accordance with the terms and conditions of this Agreement. Without limitation to the obligation of Supplier to sell to Buyer hereunder, orders will be effective upon acceptance thereof by delivery of Supplier's order acknowledgement, such acceptance not to be unreasonably withheld. Each Purchase Order shall be deemed to incorporate the terms and

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                                          [*] = CONFIDENTIAL TREATMENT REQUESTED


conditions of this Agreement. All Purchase Orders shall be governed exclusively by the terms and conditions of this Agreement, and any terms or provisions on Buyer's Purchase Order forms or any Supplier's acknowledgments thereof that are inconsistent with those contained in this Agreement shall have no force or effect whatsoever as between the parties hereto. Neither Supplier's commencement of performance nor delivery shall be deemed or construed as acceptance of Buyer's additional or different terms and conditions. Purchase Orders may be sent by facsimile transmission or other electronic media approved by Buyer and shall specify: (a) that the Purchase Order is being placed under this Agreement, (b) Buyer's Purchase Order number, (c) product number and description, (d) ordered quantities, (e) purchase price; (f) tax status, including exemption certificate number, if applicable, (g) scheduled ship dates,
(h) preferred shipping method, if any, and (i) "bill to" and "ship to" addresses.

     2.3  Lead Times.  Scheduled delivery dates in Buyer's Purchase Orders for
          ----------
Products purchased hereunder shall be no sooner than ninety (90) days after the date of issuance of a Purchase Order therefor; provided, however, that Supplier shall use commercially reasonable efforts to meet shorter lead times (earlier delivery dates) if requested in writing by Buyer.

     2.4  Cancellation; Rescheduling.  Buyer may cancel or reschedule all or a
          --------------------------
portion of the Products to be purchased under any Purchase Order at no charge (and with no penalty) by giving notice of such cancellation or rescheduling to Supplier in accordance with the following schedules:

     Cancellations:

          Interval Between          Percentage
          Notice Date               of Purchase Order
          and Scheduled             Quantity that May
          Shipment Date             Be Cancelled
          -----------------         -----------------

          [*]                       [*]

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                                          [*] = CONFIDENTIAL TREATMENT REQUESTED


     Reschedulings:

          Interval Between          Percentage
          Notice Date               of Purchase Order
          and Scheduled             Quantity that May
          Shipment Date             Be Rescheduled
          -----------------         -----------------

          [*]                       [*]



     Products to be purchased under any particular Purchase Order may be rescheduled as provided herein only once. Such rescheduled orders may not be cancelled as provided hereunder.

     2.5  Future Buyer's Products.  Subject to the condition that the Products
          -----------------------
sold pursuant to this Agreement meet the Specifications, and function in accordance therewith, Buyer agrees to use reasonable efforts, consistent with prudent commercial practices, to incorporate the Products into future Buyer's Products [*] requiring components with functionality substantially similar to that of the Products. Buyer shall give Supplier reasonable opportunity to demonstrate the competitiveness of the Products and the feasibility of incorporating the Products into any such future Buyer's Products requiring such components.

     2.6  Direct Sales to VAR and OEM Customers.  Supplier agrees to negotiate
          -------------------------------------
in good faith with Buyer's current and future VAR and OEM customers a supply agreement or agreements for the sale and purchase of units of the Products for use and resale in Buyer's Products. Supplier agrees to offer such VAR and OEM customers terms no less favorable to such VAR and OEM customers than those provided to Buyer in this Agreement, except with respect to Product price. All sales to such VAR and OEM customers shall be at per unit prices as set by Supplier and such VAR and OEM customers, provided that such per unit prices
shall be no less than [*].   All sales and deliveries pursuant to this Section
2.6 shall be made directly to Buyer's VAR and OEM customers. Upon Supplier's request, Buyer shall provide Supplier with a list of Buyer's then current VAR and OEM customers. Buyer shall not in any way be responsible or liable for the performance or any nonperformance of

Supplier or Buyer's VAR or OEM customers pursuant to this Section 2.6 or otherwise.

3.   DELIVERY

     3.1  Delivery Terms.  Supplier shall pack the Products for shipment and
          --------------
shall externally label each package to indicate the description and quantity contained therein. Risk of loss of the Products shall pass from Supplier to Buyer upon delivery of the Products to Buyer, which shall be F.O.B. Sunnyvale, CA, U.S.A. (F.O.B. meaning F.O.B. according to "Incoterms" as last published by the International Chamber of Commerce). Supplier will ship in accordance with Buyer's shipping instructions. In the absence of specific instructions or if Supplier, in its reasonable discretion, deems Buyer's instructions unsuitable, Supplier reserves the right to ship by the most appropriate method. Buyer shall be responsible for all freight, handling, insurance and other transportation charges from the F.O.B. point. All insurance for the Products shall name Supplier as a beneficiary to the extent that Supplier retains an interest in the Products. Without prejudice, Supplier waives in favor of Buyer its rights to claims for any damage to the Products shipped; Buyer shall make all claims for any damage directly to the freight or insurance carrier.

     3.2  Delivery Delays.  Supplier shall use best efforts to deliver Products
          ---------------
to Buyer on or prior to the scheduled delivery date specified on accepted Purchase Orders. In the event that Supplier is unable to deliver any Products within thirty (30) days of the scheduled delivery date, without limitation to any other rights or remedy Buyer may have under law or this Agreement, Buyer shall have the right to cancel that portion of the Purchase Order relating to the delayed Products at no charge (and with no penalty) upon written notice to Supplier. In the event that Buyer does not exercise its cancellation rights with respect to any Products pursuant to this Section 3.2, Supplier shall deliver such to Buyer and Buyer shall be obligated to purchase such products on the terms specified in this Agreement.

     3.3  Acceptance by Buyer.  Buyer shall have 10 business days following
          -------------------
receipt of the Products in which to notify Supplier of any discrepancies as to number, type and condition of Products with respect thereto. Supplier will promptly correct such discrepancies after being so notified.

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                                          [*] = CONFIDENTIAL TREATMENT REQUESTED

4.   PRICE; PAYMENT

     4.1  Prices.  The prices per unit at which Buyer may purchase Products are
          ------
as set forth on Schedule 1 hereto.  All prices are in United States Dollars.
                ----------
The prices in Schedule 1 may be revised at any time upon written agreement by
              ----------
Supplier and Buyer, and each of Supplier and Buyer agree to negotiate in good faith regarding requests for such revisions. [*].

     4.2  Taxes.  All United States federal and state taxes based upon Buyer's
          -----
use, sale, license or possession of the Products, other than income or franchise taxes payable by Supplier, will be borne and paid by Buyer. Supplier agrees to furnish any documents to taxing authorities if requested to do so by Buyer.

     4.3  Payment.  Buyer shall pay Supplier for all Products purchased
          -------
hereunder, in full, within thirty (30) days of the receipt of such Products by Buyer. All payments due hereunder shall be made by Buyer in United States Dollars in the form, at the option of Buyer, of cash, check, wire transfer or such other means as may be agreed upon between the parties. Past due balances shall be subject to an interest charge of [*] per month computed from the payment due date, or the maximum rate legally permitted, whichever is less.

     4.4  Buyer To Determine Its Own Resale Prices.  Without limitation to the
          ----------------------------------------
provisions of the last sentence of Section 2.1, Buyer is free to determine its own prices for Buyer's Products (and the Products incorporated therein).

5.   FORECASTS; ORDER SIZE

     5.1  Purchasing Forecasts.  Buyer shall provide Supplier with non-binding
          --------------------
six (6) month rolling forecasts of Buyer's purchases of Products thirty (30) days in advance of such six (6) month period updated on a monthly basis. Buyer shall include in such forecasts any purchases by Buyer's VAR and OEM customers that are purchasing Products from Buyer, but need not include any purchases by Buyer's VAR and OEM customers that are purchasing Products directly from Supplier pursuant to Section 2.6 of this Agreement.

     5.2  Minimum Order Size.  Buyer's orders for the Products must be for
          ------------------
quantities of not less than [*]  for any single shipment.

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                                          [*] = CONFIDENTIAL TREATMENT REQUESTED


     5.3  Supplier Report.  Upon Buyer's request, Supplier shall provide Buyer
          ---------------
with periodic reports of all orders for Products placed by Buyer's VAR and OEM customers that are purchasing Products directly from Supplier pursuant to the provisions of Section 2.6 of this Agreement.

6.   WARRANTY

     6.1  Warranty.  Supplier warrants to Buyer that all Products sold pursuant
          --------
to this Agreement shall substantially conform to the Specifications, shall function in accordance therewith and shall be free from defects in materials and workmanship for a period of [*]from and after the date of delivery to Buyer.

     6.2  Epidemic Warranty.  In addition to the provisions of Section 6.1,
          -----------------
Supplier warrants for the benefit of Buyer, and covenants, that Supplier will replace (pursuant to the terms of Section 6.3), at Supplier's expense, Defective Products (as defined below) for a period of [*] following delivery thereof to Buyer. "Defective Products" shall be defined as limited to Products that fail to substantially conform to the Specifications, or function properly or in accordance therewith, provided that such failure, or any combination of such failures, occurs in more than [*] of such Products in any lot or batch delivered to Buyer.

     6.3  Remedy.  Subject to the limitations set forth in this Section 6, upon
          ------
discovery of any defect in material or workmanship or failure of any Products to substantially conform to the Specifications, or function in accordance therewith, pursuant to this Section 6, Buyer shall promptly contact Supplier, and Supplier shall promptly repair or replace such Products at Supplier's expense or credit Buyer's account with an amount equal to the price paid for such Products. Supplier shall be responsible for all freight and insurance charges associated with any such replacement. If Supplier's inspection discloses that the returned Products are not defective within the terms of the warranty provided by this Section 6, then Buyer shall pay such freight and insurance charges associated with such replacement. Supplier shall not be liable under any warranty set forth in this Section 6 with respect to any Products that fail to substantially conform to the Specifications or function properly or in accordance therewith if, and to the extent, such failure would have been avoided but for misuse, neglect, alteration, repair, improper installation or improper

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                                          [*] = CONFIDENTIAL TREATMENT REQUESTED


testing of the Products by Buyer. Supplier shall not be liable hereunder for any labor or other costs incurred by Buyer related to the removal of any Product permanently affixed to any printed circuit board.

     6.4  DISCLAIMER OF OTHER WARRANTIES.  THE WARRANTY SET FORTH IN THIS
          ------------------------------
SECTION 6 IS THE ONLY WARRANTY, EXPRESS OR IMPLIED, THAT SUPPLIER MAKES WITH RESPECT TO THE PRODUCTS. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 6, ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY SUPPLIER OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OF UNINTERRUPTED USE OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OTHER THAN AS SET FORTH IN SECTION 9) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

7.   LICENSES; SUPPORT

     7.1  License of Resolution Enhancement Technology.  Supplier grants a
          --------------------------------------------
fully-paid, perpetual, and non-exclusive license, with right to sublicense, to Buyer to use Supplier's Resolution Enhancement Technology as described in

Schedule 3 hereto (the "RET"), with the right to use, modify, incorporate in
----------
other products, and distribute the RET with the following restriction: Buyer, and Buyer's sublicensees, shall use the RET only in connection with Buyer's Products that contain Products. In the event that Buyer wish to use the RET in Buyer's Products that do not contain Products, Buyer and Supplier agree to negotiate in good faith a license agreement for such use of the RET.

     7.2  License of JBIG Software.  Supplier grants a fully-paid, perpetual and
          ------------------------
non-exclusive license, with right to sublicense, to Buyer to use the source code and object code of Supplier's JBIG software as described in Schedule 4 hereto
                                                            ----------
(the "JBIG"), with the right to use, modify, incorporate in other products, and distribute the JBIG (such right to sublicense and distribute to apply to the object code form only except as set forth below) with the following restriction:
Buyer, and Buyer's sublicensees, shall not distribute the JBIG as a stand-alone product or otherwise than as part of Buyer's Products that contain significant additional functionality. Supplier shall deliver to Buyer the JBIG source code and object code immediately upon execution of this Agreement. Buyer agrees to pay to Supplier the amount of [*], as a one-time license fee for the JBIG, upon delivery of the JBIG source code and object code. Buyer may sublicense and distribute source code of the JBIG, for maintenance purposes only, as required pursuant to the terms of any source code escrow agreements to which Buyer is, or may become, a party. Buyer shall provide Supplier with notice of any such sublicense and distribution.

     7.3  Integration Support Provided by Supplier.  Supplier shall provide all
          ----------------------------------------
reasonable assistance to Buyer in support of Buyer's efforts to modify Buyer's product designs and software to facilitate and expedite Buyer's use of the Products in Buyer's Products. In addition, Supplier shall provide all reasonable assistance to Buyer in support of Buyer's integration of the Licensed Technology into Buyer's Products. In the event that Buyer requests that Supplier's engineers travel to provide such support, Buyer shall bear the reasonable direct costs associated with such travel, including transportation,lodging and meal expenses. Supplier shall have no obligation under this Section to provide any support to Buyer's OEMs and VARs or to any distributors or end users of Buyer's Products.

     7.4  Enhancements.
          ------------

          (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, the definition of RET shall include any and all improvements, bug fixes, patches, corrections, updates, modifications, additions and new releases to and of the algorithms described in Schedule 3 which Supplier
                                               ----------
generally makes available to its other licensees (any and all of the foregoing, the "RET Enhancements") developed or obtained by Supplier prior to the expiration of this Agreement, and Supplier shall promptly deliver all such RET Enhancements to Buyer as they become available. In the event that such RET Enhancements are obtained by Supplier from a third party source, Supplier will ensure that Buyer shall have the right to use such RET Enhancements, subject only to the same fees or per unit royalties as apply to Supplier with respect thereto.

          (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, the definition of JBIG shall include any and all improvements, bug fixes, patches, corrections, updates, modifications, additions and new releases to and of any implementation of JBIG as defined in the "International Standards" in connection therewith which Supplier generally makes available to its other licensees (any and all of the foregoing, the "JBIG Enhancements") developed or obtained by Supplier prior to the expiration of this Agreement, and Supplier shall promptly deliver all such JBIG Enhancements to Buyer (in object code and source code form) as they become available. In the event that such JBIG Enhancements are obtained by Supplier from a third party source, Supplier will ensure that Buyer shall have the right to use such JBIG Enhancements, subject only to the same fees or per unit royalties as apply to Supplier with respect thereto.

8.   PROPRIETARY RIGHTS

     8.1 Subject to the terms of this Agreement and the rights granted herein, Supplier retains all copyright, patent, trade secret, trademark rights and other intellectual property rights in and to the Products and the Licensed Technology. Buyer retains all copyright, patent, trade secret, trademark rights and other intellectual property rights in and to any products designed and sold by Buyer, including any modifications made by or for Buyer (other than by Supplier pursuant to Section 7 hereof) pursuant to the rights granted in Section 7. Nothing in this Agreement is intended to create ownership by Buyer in the intellectual property rights of Supplier, nor of Supplier in the intellectual property rights of Buyer.

     8.2 Each of Supplier and Buyer shall keep confidential and not disclose to any third party or use for its own benefit or for the benefit of any third party, except as expressly permitted herein, any information provided to it by the other (a) that is marked with a proprietary, confidential or other similar notice, (b) if not so marked, that is reasonably understood by recipient to be confidential (including all source code) or (c) that is orally disclosed to it by the other and followed by a writing within thirty (30) days of such oral disclosure indicating said information was confidential (collectively, "Confidential Information"). The term "Confidential Information" shall not include information that (i) is or becomes generally known or available through no act or failure to act by recipient; (ii) is already known by recipient at the time of receipt as evidenced by its written records; (iii) is hereafter furnished to recipient by a third party, as a matter of right and without restriction on disclosure; (iv) is disclosed by recipient with written permission of the other party hereto or (v) is required to be disclosed by court order or law. A party receiving Confidential Information shall take the same measures to prevent unauthorized disclosure and maintain the confidentiality of such Confidential Information as it takes with respect to its own confidential information of similar importance, but shall in no event take less than reasonable measures. A party receiving Confidential Information shall limit dissemination of and access to any Confidential Information to those personnel of the receiving party who have a good faith need for such dissemination or access to effectuate the purposes of this Agreement.

     8.3 Each of Supplier and Buyer acknowledge that it will be impossible to measure in money the damages that would be suffered in the event of a material breach of the obligations imposed on them by this Section 8 and that in the event of any such material breach an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Section 8, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

9.   INDEMNITY

     9.1  Indemnity.  Supplier agrees, at Supplier's sole expense, to indemnify,
          ---------
defend and hold Buyer harmless from and against any claim, suit or proceeding alleging that any of the Products or the JBIG, or any components or parts thereof, including the JBIG compression and decompression techniques, infringes any patent right, trademark right, copyright, mask work right, trade secret or other intellectual property right of any third party. Buyer shall (a) give Supplier prompt notice of any such claim, suit or proceeding, (b) permit Supplier, through counsel of its choice, to answer the charge of infringement and defend or settle such claim, suit or proceeding and (c) provide Supplier with reasonable cooperation and assistance as Supplier may request in the defense of such claim, suit or proceeding.

     9.2  Limitation.  Supplier shall have no liability under this Section 9 for
          ----------
any claim of infringement if, and to the extent, such infringement arises out of
(a) any modification to the Products or the JBIG by Buyer, if such infringement would have been avoided by the use of the Products or the JBIG without such modification or (b) any combination of the Products or the JBIG with hardware or software not supplied by Supplier, if such infringement would have been avoided by the use of the Products or the JBIG without such combination.

     9.3  Remediation.  In the event that any of the Products or the JBIG, or
          -----------
any components or parts thereof, including the JBIG compression and decompression techniques, becomes the subject of a claim, suit or proceeding alleging infringement of any intellectual property rights of any third party, without limitation to its obligations under Section 9.1, Supplier may, at its option and expense: (a) procure for Buyer and its customers the right to use such Products or the JBIG (with any royalties or other payments required to obtain such rights to be born by Supplier) or (b) replace or modify such Products or the JBIG so as to be non-infringing (provided that such replacement or modified Products or the JBIG are functionally and commercially equivalent).

     9.4  Exclusive Remedy.  This Section 9 sets forth the sole obligations of
          ----------------
Supplier and the exclusive remedies of Buyer under this Agreement for any alleged infringement by the Products or the JBIG of the intellectual property rights of any third party.

10.  TERM; TERMINATION

     10.1 Term; Renewal.  The term of this Agreement shall commence upon the
          -------------
date first written above and shall continue, unless terminated in accordance with the terms hereof, until December 31, 2000, after which this Agreement shall be renewable by written agreement of the parties. Except as expressly set forth, this Agreement may not be terminated by either party hereto except in accordance with this Section 10.

     10.2 Termination For Cause; Bankruptcy.
          ---------------------------------

          (a) Either party hereto may terminate this Agreement for any material breach of this Agreement by the other party hereto upon 30 days written notice to the breaching party. Such notice shall identify with particularity the alleged breach. If the breaching party shall not cure the breach within such 30-day period, this Agreement shall automatically terminate.

          (b) Either party hereto may terminate this Agreement upon written notice to the other party hereto in the event a petition for relief under any bankruptcy law or legislation is filed by or against such other party, or such other party makes an assignment for the benefit of creditors or a receiver is appointed for all or a substantial portion of such other party's assets, and such petition, assignment or appointment is not dismissed or vacated within thirty (30) days.

     10.3 Rights upon Termination or Expiration.  Notwithstanding any
          -------------------------------------
termination or expiration of this Agreement for any reason whatsoever, Buyer shall have the continuing right to market, distribute and resell units of the Products until Buyer's inventory is exhausted. The terms and conditions of this Agreement shall apply to such marketing and distribution as though this Agreement were still in force. Upon expiration of this Agreement or in the event this Agreement is terminated by Buyer for any breach by Supplier, Supplier shall fulfill all Purchase Orders received by Supplier from Buyer prior to such expiration or termination and Buyer shall pay for all Products delivered thereunder, notwithstanding such expiration or termination. The terms and conditions of this Agreement shall apply to such Purchase Orders and the Products purchased thereby as though this Agreement were still in force.

     10.4 Survival.  Sections 6, 7.1, 7.2, 8, 9 and the relevant provisions of
          --------
Section 12 shall survive the expiration or any termination of this Agreement for any reason whatsoever.

11.  NOTICES

     All notices required hereunder shall be in writing and shall be given by personal delivery, by recognized overnight courier service, by confirmed facsimile or by mail (certified or registered, postage prepaid, return receipt requested) to the parties at their respective addresses as set forth below, or to any party hereto at such other addresses as shall be specified in writing by such party to the other parties in accordance with the terms and conditions of this Section 11. All notices shall be deemed effective upon personal delivery or sending of confirmed facsimile, or five (5) days following deposit in the mail in accordance with this Section 11, or one (1) business day following deposit with any recognized overnight courier service in accordance with this
Section 11.

For notice to Supplier:

     Pixel Magic, Inc.
     300 Brickstone Drive
     Andover, MA 01810
     Fax number 508-470-8892
     Attention: Don Shulsinger

     With a copy to:

     Oak Technology, Inc.
     139 Kifer Court

     Sunnyvale, CA 94086
     Fax number 408-737-3838
     Attention: General Counsel

For notice to Buyer:

     JetFax, Inc.
     1376 Willow Road
     Menlo Park, California 94025
     Fax number 415-326-6003
     Attention: President

12.  MISCELLANEOUS

     12.1 Entire Agreement.  This Agreement constitutes the entire understanding
          ----------------
and agreement between the parties hereto and supersedes any and all prior or contemporaneous representations, understandings and agreements between the parties with respect to the subject matter hereof, including the Letter of Understanding (the "LOU") dated September 22, 1995, and the Non-Disclosure Agreement (the "NDA") dated August 24, 1995, and such LOU and NDA shall herewith terminate and be of no further force or effect.

     12.2 Amendments.  All amendments or modifications of this Agreement shall
          ----------
be binding upon the parties despite any lack of consideration so long as the same shall be in writing and executed by both parties hereto.

     12.3 Assignment; Successors.  No party hereto may assign this Agreement
          ----------------------
without the prior written consent of the other party; provided, however, that either party may, without the other party's consent, assign this Agreement and its rights and obligations hereunder to any successor in interest to it in connection with any sale or transfer of all or substantially all of its assets or upon any merger, consolidation or dissolution. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective legal successors and permitted assigns. In the event that Supplier files for protection from creditors under bankruptcy laws, this Agreement shall automatically be assigned to Supplier's parent, Oak Technology, Inc.

     12.4 Performance.  Certain of Supplier's obligations hereunder may be
          -----------
performed by Supplier's parent corporation, Oak Technology, Inc., or by its affiliates, provided that, notwithstanding the foregoing, Supplier shall remain fully liable at all times for the performance of all of its obligations under this Agreement.

     12.5 Independent Parties.  Nothing contained herein shall be deemed to
          -------------------
create or construed as creating a joint venture, partnership or agency relationship between Supplier and Buyer.

     12.6 Waiver.  No waiver of any provision of this Agreement shall be
          ------
effective, except pursuant to a written instrument signed by the party or parties hereto waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

     12.7 Severability of Provisions.  In the event that any provision hereof is
          --------------------------
found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

     12.8 Choice of Law.  This Agreement shall be governed by the laws of the
          -------------
State of California, irrespective of its choice of law rules.

     12.9 Arbitration and Fees.  All disputes, controversies or differences
          --------------------
arising from or in relation to or in connection with this Agreement, including issues relating to the interpretation, performance or breach of this Agreement, shall be settled by mutual consultation between the parties hereto in good faith as promptly as possible, but failing an amicable settlement shall be decided by binding arbitration before an arbitrator affiliated with the Judicial Arbitration and Mediation Service. The arbitrator shall render a final opinion and award in writing, stating the reasons therefor, and the award shall be final and binding upon the parties hereto and judgment may be entered thereon in a court of appropriate jurisdiction. The prevailing party in such an arbitration shall be entitled to recover all costs associated with the arbitration, including its share of the arbitration fees. In the event that any action is brought to interpret or enforce the terms of this Agreement, the prevailing party shall be entitled to recover its expenses and costs, including reasonable attorneys' fees.

     12.10     Headings.  The headings and titles used in this Agreement are for
               --------
convenience only and are not to be considered in construing or interpreting this Agreement.

     12.11     Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     12.12     FOREIGN RESHIPMENT LIABILITY.  THIS AGREEMENT IS EXPRESSLY MADE
               ----------------------------
SUBJECT TO ANY LAWS, REGULATIONS, ORDERS OR OTHER RESTRICTIONS ON THE EXPORT FROM THE UNITED STATES OF AMERICA OF ANY LICENSED TECHNOLOGY, PRODUCTS INCORPORATING LICENSED TECHNOLOGY OR OF INFORMATION ABOUT ANY LICENSED TECHNOLOGY OR SUCH PRODUCTS THAT MAY BE IMPOSED FROM TIME TO TIME BY THE GOVERNMENT OF THE UNITED STATES OF AMERICA. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL EXPORT OR REEXPORT, DIRECTLY OR INDIRECTLY, ANY LICENSED TECHNOLOGY, PRODUCTS INCORPORATING LICENSED TECHNOLOGY OR OF INFORMATION PERTAINING THERETO TO ANY COUNTRY FOR WHICH SUCH GOVERNMENT TO ANY AGENCY THEREOF REQUIRES AN EXPORT LICENSE OR OTHER GOVERNMENTAL APPROVAL AT THE TIME OF EXPORT OR REEXPORT WITHOUT FIRST OBTAINING SUCH LICENSE OR APPROVAL.

     12.13     Force Majeure.  Neither party shall be responsible or liable to
               -------------
the other party for nonperformance or delay in performance of any terms or conditions of this Agreement due to acts of God, acts of governments, wars, riots, or other causes beyond the reasonable control of the nonperforming or delayed party, provided, however, that nonperformance or delay in excess of one hundred eighty (180) days shall constitute cause for termination of this Agreement by the party not failing to perform pursuant to Section 10.2 above.

     12.14     Intellectual Property Notices.  Buyer shall not remove any of
               -----------------------------
Supplier's copyright notices or proprietary legends applied to the Products or the Licensed Technology.

     12.15     NO CONSEQUENTIAL DAMAGES.  EXCEPT WITH RESPECT TO A PARTY'S
               ------------------------
BREACH OF SECTION 8.2, IN NO EVENT SHALL EITHER SUPPLIER OR BUYER BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INDIRECT, PUNITIVE, SPECIAL OR INCIDENTAL DAMAGES, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CLAIMS OF SUCH PARTY OR ITS CUSTOMERS (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF GOOD WILL, PROFITS, INVESTMENTS, USE OF MONEY OR USE OF PRODUCTS, INTERRUPTION IN USE, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS, OR LABOR CLAIMS), ARISING OUT OF BREACH OF EXPRESSED OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.


PIXEL MAGIC, INC.                        JETFAX, INC.



By:  /s/ Don Shulsinger                  By:  /s/ Edward R. Prince III
     --------------------                     ------------------------
     Name: DON SHULSINGER                     Name: EDWARD R. PRINCE
     Title: EXEC VP                           Title: PRESIDENT

                                          [*] = CONFIDENTIAL TREATMENT REQUESTED


                                   Schedule 1
                                   ----------



Products                                      Price per unit
--------                                      --------------


[*]                                           [*]

                                   Schedule 2
                                   ----------



Specifications
--------------

Information May Change Without Notice - Subject to Non-Disclosure
Agreement - Copying Prohibited                                            PM-2mc
--------------------------------------------------------------------------------

PIXEL MAGIC                                              HARDWARE SPECIFICATION
INCORPORATED

              PM-2MC HIGH SPEED HIGH INTEGRATION IMAGE PROCESSOR

GENERAL DESCRIPTION                                    FEATURES

              Pages 1-64, which comprise schedule 2 are redacted.

                                      [*]

[*]= Confidential Treatment Requested

--------------------------------------------------------------------------------
Copyright (C) 1993, 1994, 1995, 1996 Pixel Magic Inc. All Rights Reserved

Confidential Information               1

                                          [*] = CONFIDENTIAL TREATMENT REQUESTED


                                   Schedule 3
                                   ----------



Description of Resolution Enhancement Technology
------------------------------------------------


     [*]



     [*]



     [*]

                                          [*] = CONFIDENTIAL TREATMENT REQUESTED


                                   Schedule 4
                                   ----------



Description of JBIG Software
----------------------------



[*]